Exhibit 99.1

6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics and Roanoke Electric Steel
Announce Merger Agreement

FORT WAYNE, INDIANA and ROANOKE, VIRGINIA, October 18, 2005 – Steel Dynamics, Inc. – (NASDAQ: STLD) (“SDI”), and Roanoke Electric Steel Corporation (NASDAQ: RESC) (“Roanoke”), have announced the execution of a definitive agreement of merger (the “Merger Agreement”) pursuant to which SDI will acquire Roanoke.

Pursuant to the Merger Agreement, which has been unanimously approved by the Roanoke Board of Directors, Roanoke stockholders will receive a fixed consideration equal to 0.4 shares of SDI common stock and $9.75 in cash for each share of Roanoke stock outstanding at the effective time of the merger. At SDI’s closing price of $28.77 on October 17, 2005, the per share consideration to Roanoke is $21.26, a 13.7% premium to Roanoke’s closing price on the same day. The actual value of the per share consideration to Roanoke stockholders at the effective time of the merger, however, will depend on the value of SDI’s common stock at the effective time of the merger. The aggregate consideration includes the assumption of net debt, which totaled $41 million as of July 31, 2005.

Completion of the merger is subject to approval by Roanoke’s stockholders, regulatory approval, including antitrust approval, and the satisfaction or waiver of customary conditions. The Merger Agreement contains certain termination rights for both parties and further provides for a termination fee to SDI of $7.5 million plus expenses if the transaction is terminated under certain circumstances.

“This combination further diversifies SDI’s product offering, provides additional penetration of the joist, truss and girder markets and provides SDI with its first foray into the processed raw materials arena,” said Keith Busse, SDI’s President and CEO. “The combination will enable us to broaden our geographic presence and strengthen our relationships with customers. We plan to invest $50 – $80 million to improve and upgrade Roanoke’s facilities after the transaction closes.”

“Steel Dynamics is a fast-growing, respected leader in the domestic steel industry with first-rate operations, an outstanding safety record, a diverse product line and a large customer base,” said Donald G. Smith, Chairman and CEO of Roanoke Electric Steel. “This agreement is the best fit for our organization and is the best outcome to secure the long-term success of Roanoke Electric Steel.”

“The steel industry is undergoing significant change,” added T. Joe Crawford, Roanoke Electric Steel President and COO. “For us to remain competitive in the future while building on our 50-year heritage of quality and service, it’s in the best interest of our customers, dedicated employees, and shareholders to join SDI and its enviable record of success.”

Smith, who previously had announced his intentions to retire from Roanoke Electric Steel in February 2006 after 48 years of service, will retire upon the closing of the transaction. Crawford will serve as Vice President and General Manager – Roanoke Electric Steel Division. Tim Duke will serve as Vice President of SDI and will remain President of Steel of West Virginia Inc., which will be a subsidiary of SDI.

Morgan Stanley served as financial advisor to SDI and Barrett & McNagny and McDermott Will & Emery provided legal advice. Jefferies & Company served as financial advisor to Roanoke and McGuireWoods and Woods Rogers provided legal advice on behalf of Roanoke.

Founded in 1993, Steel Dynamics operates three steelmaking mini-mills, which produce a wide range of steel products, including flat-rolled products, such as hot-rolled, cold-rolled and coated steels; wide-flange beams and H-piling; rail; and special-bar-quality round bars. SDI also produces joist and decking products for the non-residential construction markets in two fabrication facilities.

Roanoke Electric Steel Corporation has steel manufacturing facilities in Roanoke, Virginia and Huntington, West Virginia, producing angles, rounds, flats, channels, beams, special sections and billets, which are sold to steel service centers, fabricators, original equipment manufacturers and other steel producers. Four subsidiaries are involved in various steel-related activities, consisting of scrap processing and bar joists and truck trailer beam fabrication.

The merger will increase SDI’s total steel making capability to approximately 5.2 million tons.

Steel Dynamics has previously scheduled a conference call and webcast for October 20, 2005, at 11 a.m. Eastern time with respect to its third quarter results. Immediately following SDI’s Q3 earnings call, the management teams from both SDI and Roanoke will host a discussion of the proposed merger. The call can be accessed at (719) 457-2728 with conference call ID #4943926. A live webcast of the call will also be provided at http://www.steeldynamics.com. For those unable to listen to the live conference call, a webcast archive will also be available on Steel Dynamics’ website.

Steel Dynamics intends to file a registration statement on Form S-4, and Steel Dynamics and Roanoke intend to file a related proxy statement/prospectus, in connection with the merger transaction involving Steel Dynamics and Roanoke. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Steel Dynamics by contacting Steel Dynamics Investor Relations at (260) 459-3553. Investors and security holders may obtain free copies of the documents filed with the SEC by Roanoke by contacting Roanoke Investor Relations at (540) 342-1831.

Roanoke, Steel Dynamics and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Roanoke in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the registration statement of Steel Dynamics and proxy statement/prospectus of Steel Dynamics and Roanoke described above. Additional information regarding the directors and executive officers of Steel Dynamics is also included in the Steel Dynamics proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2005. Additional information regarding the directors and executive officers of Roanoke is also included in Roanoke's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2004. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Steel Dynamics and Roanoke as described above.

Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace and the financial markets. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations. The company does not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy

We refer you to SDI’s detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in its most recent Annual Report on Form 10-K and in other reports which the Company from time to time files with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov and on the Steel Dynamics Web site, www.steeldynamics.com.

Contacts:	Keith Busse, President & CEO, (260) 459-3553 or fax (260) 969-3590 Donald G. Smith, Chairman and CEO, (540) 342-1831 or fax (540) 983-7284

Overview of Key Statistics

	Steel Dynamics	Roanoke Electric Steel
Year Founded	1993	1955
Headquarters	Fort Wayne, IN	Roanoke, VA
Employees	1,791	1,665
CEO	Keith Busse	Donald Smith
Products	Flat Rolled Steel Structural SBQ Bar Rail Steel Joists & Decking Scrap Substitutes	Merchant Bar Specialty Shapes Billets Steel Joists Reinforcing Bars
End Markets	Automotive Construction Commercial Industries Transportation Industrial Machinery Railroad Agricultural Equipment Steel Fabrication Repair and Maintenance Non-residential Contractors	Construction Steel Service Centers OEM’s Truck Trailer Industrial Lift Trucks Guardrail Posts Steel Manufacturing Other
Number of Locations	6	8
Ticker	NASDAQ: STLD	NASDAQ: RESC
Market Capitalization (As of 10/17/05)	$1,239MM	$208MM
Capacity (MM tons)	4.2	1.0
Revenue(1)	$2,352MM	$558MM
Net Income(1)	$308MM	$39MM
Total Assets(1)	$1,736MM	$311MM

Note:
1. LTM as of 6/30/05 for Steel Dynamics and 7/31/05 for Roanoke Electric Steel.